Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 7, 2024
BROOMFIELD, Colo. – January 18, 2024 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through January 7, 2024, and for the prior year period through January 8, 2023. The reported ski season metrics are for the Company’s North American destination mountain resorts and regional ski areas, excluding the results of the Australian ski areas and Andermatt-Sedrun in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 16.2% compared to the prior year season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 2.6% compared to the prior year season-to-date period.
•Season-to-date ski school revenue was up 5.0% and dining revenue was down 5.8% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was down 13.3% compared to the prior year season-to-date period.
Commenting on the ski season-to-date, Kirsten Lynch, Chief Executive Officer said, “Given the challenging conditions to start the 2023/2024 North American ski season, we are pleased with our season-to-date results and the guest service delivered at our resorts, highlighting the stability provided by our season pass program and the investments we have made in our resorts and employees. Through the holiday period ended January 7, 2024, conditions across our North American resorts were below average in all regions compared to the strong early season conditions in the prior year period, leading to a decline in both local and destination skier visitation. The unfavorable conditions impacted all of our North American resorts, and particularly our Eastern U.S. (comprising the Midwest, Mid-Atlantic and Northeast) and Tahoe resorts, which were impacted by limited natural snow and variable temperatures that resulted in delayed openings, reduced terrain offerings, and select resort closure days through the holiday period. Although the conditions negatively impacted visitation across our North American resorts, particularly among our local guests, our season pass sales results significantly mitigated the impact of the slower start to the season on overall lift revenue and highlight the stability created by our advance commitment strategy. Despite the decline in season-to-date visitation relative to the prior year period, we are pleased with the strength in ancillary spending per visit across our ski school, rental, and dining businesses.”
Lynch continued, “As a result of the challenging conditions through the holiday period, season-to-date guest visitation and revenue was below our expectations in North America. The majority of our North American resorts experienced significant snowstorms leading up to and over the Martin Luther King Jr. holiday weekend, which impacted the guest experience, but also led to recently improved conditions across our resorts. Based on our significant base of pre-committed guests through advance commitment pass products and an improvement in conditions across our resorts in recent weeks, we now expect that Resort Reported EBITDA for fiscal 2024 will be in the lower half of the guidance range issued on September 28, 2023. Our guidance assumes a continuation of the improvement in conditions that we are currently experiencing at our North American resorts, normal weather conditions for the remainder of the 2023/2024 European ski season and the 2024 Australian ski season, a continuation of the current economic environment, and the foreign currency exchange rates as of our original September 2023 guidance. We are looking forward to the remainder of the season given the recently improved conditions, the investments we have made to continue elevating the guest experience, and the stability provided by our season pass program.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2024 North American season pass revenue compared to fiscal 2023 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2024 performance (including the assumptions related thereto), including our expected Resort Reported EBITDA; our expectations regarding weather and economic conditions, and their potential impacts on the business; and our expectations regarding the performance of our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the economy generally, and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; risks associated with the effects of high or prolonged inflation, rising interest rates and financial institution disruptions; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences, discretionary spending habits or willingness to travel; risks related to travel and airline disruptions, and other adverse impacts on the ability of our guests to travel; risks related to interruptions or disruptions of our information technology systems, data security or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; our ability to acquire, develop and implement relevant technology offerings for customers and partners, including effectively implementing our My Epic application; the seasonality of our business combined with adverse events that may occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules and regulations, including environmental and health and safety laws and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products, properties and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; risks related to our workforce, including increased labor costs, loss of key personnel and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; risks related to scrutiny and changing expectations regarding our environmental, social and governance practices and reporting; our ability to successfully integrate acquired businesses, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe; or that acquired businesses may fail to perform in accordance with expectations; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations or interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future litigation and legal claims; changes in accounting judgments and estimates, accounting principles, policies or guidelines; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2023, which was filed on September 28, 2023.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.